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                                  EXHIBIT 99.2
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                                REVOCABLE PROXY
                               FARMERS BANC CORP.

                        SPECIAL MEETING OF SHAREHOLDERS
                                _________, 199_

     The undersigned hereby appoints ___________________, _______________ and
______________, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Farmers Banc Corp., which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at _________ on _________, _________, 1996 at
___:___ __.m. and at any and all adjournments thereof, as follows:

                                                                                    FOR        AGAINST      ABSTAIN
                                                                                    ---        -------      -------
1.    The approval of the Agreement and Plan of Affiliation Dated
      As Of July 18, 1996 (the "Merger Agreement") By and
      Among Farmers Banc Corp., Farmers National Bank,
      Susquehanna Bancshares, Inc. and Susquehanna Bancshares                       [_]          [_]          [_]
      East II, Inc.

2.    Adjournment of the Meeting to a later date, if necessary to permit further solicitation of  proxies in the event there are not sufficient votes at the time of the FBC Meeting to constitute a
      quorum or to approve the Merger Agreement.                                    [_]          [_]          [_]

           The Board of Directors recommends a vote "FOR" each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING. THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE PROXY STATEMENT. A MAJORITY OF SAID ATTORNEYS AND PARTIES PRESENT AT SAID MEETING (OR IF ONLY ONE SHALL BE PRESENT, THEN THAT ONE) MAY EXERCISE ALL OF THE POWERS HEREUNDER. THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his or her proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.

   The undersigned acknowledges receipt from ________ prior to the execution of this proxy of notice of the Meeting, a Proxy Statement, Prospectus dated _________, 1996, and an Annual Report to Shareholders.

Dated: ______________________, 1996



     _________________________________   _______________________________________
     PRINT NAME OF SHAREHOLDER           PRINT NAME OF SHAREHOLDER



     _________________________________   _______________________________________
     SIGNATURE OF SHAREHOLDER            SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.